WEBSIDESTORY ANNOUNCES RECORD THIRD QUARTER 2005 RESULTS, RAISES EARNINGS

GUIDANCE

Q3 Revenue Up 98% over Last Year; Record Net Income

SAN DIEGO, November 2, 2005 /PRNewswire-FirstCall/ -- WebSideStory, Inc. (Nasdaq: WSSI - News), a leading provider of on-demand digital marketing applications, today announced results of operations for the quarter ended September 30, 2005. Financial and operating highlights for the quarter include:

- Addition of 110 new customers contracted to use one or more applications in the WebSideStory Active Marketing Suite;

- Revenue of $11,337,000, an increase of approximately 98% over the $5,735,000 reported in the same period in 2004;

- 58% revenue growth for the combined WebSideStory and Atomz (Avivo Corporation) in Q3 of 2005, as compared to the pro forma combined revenue of the two separate companies for Q3 of 2004;

- Quarterly earnings per share of $0.09 and non-GAAP earnings per share of $0.13 (before stock-based compensation and amortization of intangibles), compared to earnings of $0.00 and $0.08 over the same period in 2004, respectively. Earnings per share in the third quarter of 2005 included stock-based compensation expenses of approximately $219,000, or $0.01 per share and amortization of intangibles of approximately $582,000, or $0.03 per share. All per share numbers are expressed on a weighted average diluted share basis;

- Signing 25% of new bookings for the Search and Publish applications with current HBX customers, demonstrating cross-sales from the Atomz acquisition;

- Signing five new Stream partners, bringing the list of WebSideStory product integration partners to 25;

- Launching the HBX Reporting API (application program interface), with the first third party using HBX as an infrastructure component delivering analytics data through its user interface going live in the quarter; and

- Signing 12 customers to join the beta program for the Bid module of the WebSideStory Active Marketing Suite, which is expected to become generally available in December.

"We are pleased to announce another strong quarter with record financial results, exceeding Q3 revenue and earnings guidance and entering this quarter on a trajectory that allows us to raise Q4 earnings guidance," said Jeff Lunsford, chairman and CEO. "In the quarter, we saw good traction for the WebSideStory Active Marketing Suite and began to significantly expand our R&D capacity to position us for a competitive future. We were especially pleased to see that 25% of new bookings for Search and Publish came from existing HBX customers, validating our strategy of delivering an integrated suite of digital marketing tools focused on improving site performance and improving the efficiency and effectiveness of digital marketing professionals. Also in the quarter, we determined the need to restate how we were accounting for a five-year-old sublease. The net effect of this recalculation is that the company was approximately $177,000 more profitable than previously reported in 2004, and will be approximately $82,500 more profitable than previously reported in year-to-date 2005. Looking forward, expenses we had previously forecasted in the remainder of 2005 and into 2006 will no longer be incurred as they will have been fully accrued in the restated balance sheet. Sublease-related charges of $590,000 and $410,000 will be added to our financials in the years 2001 and 2003, respectively. Please note that the prior accounting treatment of this lease was fully described in our S-1 filed for the IPO and that this restatement does not result in any change in cash flow for the business during the years in question."

RESTATEMENT OF PRIOR FINANCIAL STATEMENTS DUE TO CORRECTION OF SUB-LEASE ACCOUNTING

The Company has made certain adjustments to its accounting for rental expense to correct for an error in its accounting treatment of a sub-lease under the Company's lease for its headquarters building in San Diego, California. Historically, the Company has recorded rental expense on the entire leased facility on a straight-line basis over the entire term of the lease, resulting in a consistent rental expense each period. The sub-lease in question was entered into in 2001, amended in 2003, and expires at the end of 2006. From the time that the Company first entered into the sublease in 2001, it has recorded its rental expense net of sub-lease income for each period over the term of the sub-lease. Both the rental expense under the lease and the sub-lease income were fully disclosed in the Company's prior financial statements. However, under FASB Technical Bulletin 79-15, "Accounting for Loss on Sublease Not Involving the Disposal of a Segment" and Statement of Financial Accounting Statements 146, "Accounting for Costs Associated with Exit of Disposal Activities," the Company should have recorded a one-time expense and a liability related to the projected shortfall between the Company's rent obligation under the lease and the rental income to be received over the term of the sub-lease. The table below summarizes the adjustments to rental expense per fiscal year that are required to effect this change in accounting treatment for the sub-lease, during the period from inception of the sub-lease in 2001 through the second quarter of 2005. These adjustments, which are non-cash, result in greater rental expense to the Company in 2001 and 2003, and a reduction in the Company's rental expense in 2002 and for the years 2004 through 2006.

     ($ 000's)        2001       2002      2003       2004     Q1-Q2 2005
     ---------        ----       ----      ----       ----     ----------
Sublease related
charge               $(590)        --     $(410)        --           --

Ongoing rental
expense previously
recorded in the
financial
statements             105        204       190        177         82.5

Revised rental
expense to be
recorded in
restated financial
statements           $(485)      $204     $(220)      $177        $82.5

The adjustments necessary to reflect this change in accounting treatment have been included in the Company's unaudited, condensed consolidated financial statements set forth below for the three and nine months ended September 30, 2005 and 2004. However, as a result of the adjustments described above, the Company also has determined that it must restate its consolidated financial statements previously issued in its Annual Report on Form 10-K for the year ended December 31, 2004 and on Form 10-Q for the quarter ended March 31, 2005 and June 30, 2005. The Company plans to reflect these restatements in amendments on Form 10-K/A and on Form Q/A to be filed with the SEC as soon as practicable. The Company also plans to file with the SEC a report on Form 8-K indicating that the financial statements reported in the Company's Form 10-K for the year ended December 31, 2004 and on Form 10-Q for the quarter ended March 31, 2005 and June 30, 2005, should no longer be relied upon. The adjustments described above resulted from the correction of an accounting error and are not attributable to any misconduct by Company employees.

FINANCIAL GUIDANCE

WebSideStory provides the following guidance (in millions except per share data):

                             Q4-05         Q1-06         Q2-06
                             -----         -----         -----
Revenue                    $12.0-12.3    $12.7-13.5    $13.6-14.2

Non-GAAP earnings per share before stock-based compensation and amortization of intangibles

                           $0.14-0.15    $0.13-0.14

Note: Non-GAAP earnings per share guidance for Q4-05 assumes a 5% cash tax rate.
Non-GAAP earnings per share guidance for Q1-06 assumes a 20% cash tax rate.

Stock-based compensation (assuming adoption of FAS 123(R) as of 1/1/2006) and amortization of intangibles per share

                           $(0.04)       $(0.07)

GAAP earnings per share

                           $0.10-0.11    $0.06-0.07

NOTE ON THE USE OF NON-GAAP FINANCIAL MEASURES

Some of the financial measures in this press release, including some of our financial guidance are non-GAAP financial measures within the meaning of SEC Regulation G. WebSideStory believes that this presentation is useful to investors, because it describes the operating performance of the company and helps investors gauge the company's ability to generate cash flow, excluding some recurring non-cash charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP. Company management uses these non-GAAP measures as important indicators of the company's past performance and to plan and forecast performance in future periods. Investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

CONFERENCE CALL AND WEBCAST INFORMATION

Management will host a quarterly conference call and simultaneous webcast to discuss the Company's results on Wednesday, November 2, 2005, at 2:30 p.m. Pacific Standard Time. To participate in the call, investors should dial
866.362.4820 (domestic) or 617.597.5345 (international) ten minutes prior to the scheduled call. The passcode is 84329886. Additionally, a live audio-only webcast of the call may be accessed via the Internet at www.WebSideStory.com. An archived version of the webcast will also be available for at least twelve months, beginning two hours after completion of the call, at the same location.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not a description of historical facts, including our financial guidance, are forward-looking statements. You should not regard any forward-looking statement as a representation by WebSideStory that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in WebSideStory's business including, without limitation: WebSideStory's reliance on its web analytics services for the majority of its revenue; blocking or erasing of cookies or limitations on our ability to use cookies; WebSideStory's limited experience with digital marketing applications beyond web analytics; the risks associated with integrating the operations and products of Avivo Corporation with those of WebSideStory; privacy concerns and laws or other domestic or foreign regulations that may subject WebSideStory to litigation or limit our ability to collect and use Internet user information; the highly competitive markets in which we operate that could make it difficult for WebSideStory to acquire and retain customers; the risk that WebSideStory's customers fail to renew their agreements; WebSideStory's recent achievement of profitability and the risk that it may not maintain its profitability; the risk that WebSideStory's services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described in WebSideStory's Securities and Exchange Commission filings, including WebSideStory's annual report on Form 10-K for the year ended December 31, 2004 and quarterly report on Form 10-Q for the quarter ending June 30, 2005. Do not place undue reliance on these forward-looking statements which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and WebSideStory undertakes no obligation to revise or update this news release to reflect events or circumstances after the date of this news release.

ABOUT WEBSIDESTORY

Founded in 1996, WebSideStory (Nasdaq: WSSI) is a leading provider of on-demand digital marketing applications that improve online marketing and sales. Its Active Marketing Suite(TM) consists of web analytics, site search, web content management and keyword bid management (scheduled for release in November). WebSideStory is headquartered in San Diego, California, and has European headquarters in Amsterdam, The Netherlands. For more information, contact WebSideStory. Voice:

858 546-0040. Fax: 858.546.0480. Address: 10182 Telesis Court, 6th Floor, San
Diego, CA 92121. Web site: www.WebSideStory.com. HBX and Active Marketing Suite are trademarks and WebSideStory is a registered trademark of WebSideStory. Other trademarks belong to their respective owners.

CONTACT INFORMATION

For additional information, please contact: Thomas Willardson, CFO at (858) 546-0040 ext. 387.

FINANCIAL STATEMENTS (UNAUDITED)

WEBSIDESTORY, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands except for per share data)                  THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                   -------------------------------       -------------------------------
                                                   SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,
                                                        2005               2004              2005               2004
                                                   ------------       ------------       ------------       ------------
                                                     Unaudited          Unaudited          Unaudited          Unaudited
Revenues
        Subscriptions                              $     10,709       $      5,728       $     26,650       $     15,956
        Advertising                                         628                  7              1,056                112
                                                   ------------       ------------       ------------       ------------
          Total revenues                                 11,337              5,735             27,706             16,068
                                                   ------------       ------------       ------------       ------------
Cost of revenues                                          1,948                839              4,573              2,354
        Amortization of intangibles                          67                 --                126                 --
        Stock-based compensation                             24                  3                 45                 13
                                                   ------------       ------------       ------------       ------------
          Total cost of revenues                          2,039                842              4,744              2,367
                                                   ------------       ------------       ------------       ------------
Gross profit                                              9,298              4,893             22,962             13,701
                                                   ------------       ------------       ------------       ------------
Operating expenses
        Sales and marketing                               3,848              2,294             10,264              6,759
        Technology development                            1,288                908              3,112              2,881
        General and administrative                        1,789                838              4,340              2,312
        Amortization of intangibles                         515                 --                717                 --
        Stock-based compensation (*)                        195                190                693                676
                                                   ------------       ------------       ------------       ------------
          Total operating expenses                        7,635              4,230             19,126             12,628
                                                   ------------       ------------       ------------       ------------
Income from operations                                    1,663                663              3,836              1,073
        Interest expense                                     (3)                --                 (9)                (1)
        Interest income                                     241                 19                633                 52
        Other (expense) income                               --                  4                (51)                 4
                                                   ------------       ------------       ------------       ------------
Income before provision for income taxes                  1,901                686              4,409              1,128
Provision for income taxes                                   88                 29                205                 54
                                                   ------------       ------------       ------------       ------------
Net income                                         $      1,813       $        657       $      4,204       $      1,074

Accretion of discount on redeemable preferred
  stock                                                      --               (458)                --             (1,326)
Amount allocated to participating preferred
  stockholders                                               --               (199)                --                 --
                                                   ------------       ------------       ------------       ------------
Net income (loss) attributable to common
  stockholders                                     $      1,813       $         --       $      4,204       $       (252)
                                                   ============       ============       ============       ============
Net income (loss) per share attributable to
  common shareholders:
        Basic                                      $       0.10       $         --       $       0.25       $      (0.06)
        Diluted                                    $       0.09       $         --       $       0.23       $      (0.06)
Weighted average number of shares used in per
  share amounts
        Basic                                        18,093,867          4,663,440         16,890,651          4,580,572
        Diluted                                      19,756,635         11,603,003         18,398,107          4,580,572

(*) Stock-based compensation
          Sales and marketing                      $         53       $         45       $        141       $        167
          Technology development                             48                  8                221                 31
          General and administrative                         94                137                331                478
                                                   ------------       ------------       ------------       ------------
                                                   $        195       $        190       $        693       $        676
                                                   ============       ============       ============       ============

WEBSIDESTORY, INC.

CONDENSED CONSOLIDATED BALANCE SHEET (000'S)                SEPTEMBER 30,    DECEMBER 31,
                                                                2005            2004
                                                            -------------    ------------
ASSETS                                                        Unaudited        Unaudited
Current assets
   Cash and cash equivalents                                  $  12,881       $   5,710
   Investments                                                    7,778          16,323
   Accounts receivable, net                                       6,029           3,704
   Prepaid expenses and other current assets                      1,560             834
                                                              ---------       ---------
     Total current assets                                        28,248          26,571
   Property and equipment, net                                    2,599           1,884
   Investments                                                   11,004           8,676
   Goodwill                                                      25,885              --
   Intangible assets, net                                         7,407              --
   Other assets                                                   2,102             341
                                                              ---------       ---------
                                                              $  77,245       $  37,472
                                                              =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                           $     307       $     307
   Accrued liabilities                                            3,711           2,248
   Deferred revenue                                              10,914           6,364
   Capital lease short term                                          83              18
   Note payable                                                       5              27
                                                              ---------       ---------
     Total current liabilities                                   15,020           8,964
   Deferred rent                                                    229             320
   Capital lease long term                                          111             100
   Other liabilities                                                137             213
                                                              ---------       ---------
     Total liabilities                                           15,497           9,597
                                                              ---------       ---------
Commitments and contingencies
Stockholders' equity
   Preferred stock, 10,000,000 shares authorized and no
     shares issued and outstanding at September 30, 2005
     and December 31, 2004                                           --              --
   Common stock, $0.001 par value; 75,000,000 shares
     authorized, 18,262,985 and 15,624,856 shares issued
     and outstanding at September 30, 2005 and December 31,
     2004, respectively                                              18              16

   Additional paid in capital                                   112,666          82,895
   Unearned stock-based compensation                               (831)           (779)
   Accumulated other comprehensive income                           229             281
   Accumulated deficit                                          (50,334)        (54,538)
                                                              ---------       ---------
     Total stockholders' equity                                  61,748          27,875
                                                              ---------       ---------
                                                              $  77,245       $  37,472
                                                              =========       =========

RECONCILIATION OF GAAP NET INCOME (LOSS)                              Three months ended                   Nine months ended
 ATTRIBITABLE TO COMMON STOCKHOLDERS                           --------------------------------    --------------------------------
 TO NON-GAAP PRO FORMA NET INCOME                               September 30,     September 30,     September 30,     September 30,
     (in thousands)                                                 2005              2004              2005              2004
                                                               --------------    --------------    --------------    --------------
                                                                  Unaudited         Unaudited         Unaudited         Unaudited
   Net income (loss) attributable to common stockholders       $        1,813    $           --    $        4,204    $         (252)

   Amortization of intangibles                                            582                --               843                --

   Stock-based compensation                                               219               193               738               689

   Accretion of discount on redeemable preferred stock                     --               458                --             1,326

   Amount allocated to participating preferred stockholders                --               199                --                --
                                                               --------------    --------------    --------------    --------------

   Non-GAAP pro forma net income                               $        2,614    $          850    $        5,785    $        1,763
                                                               --------------    --------------    --------------    --------------

RECONCILIATION OF GAAP EARNINGS (LOSS) PER SHARE
 TO NON-GAAP PRO FORMA EARNINGS PER SHARE

   GAAP earnings (loss) per share attributable
   to common stockholders
     Basic                                                     $         0.10    $           --    $         0.25    $        (0.06)
     Diluted                                                   $         0.09    $           --    $         0.23    $        (0.06)

   Amortization of intangibles per share                       $         0.03    $           --    $         0.05    $           --

   Stock-based compensation per share                          $         0.01    $         0.02    $         0.04    $         0.15

   Accretion of discount on redeemable preferred stock         $           --    $         0.04    $           --    $         0.29

   Amount allocated to participating preferred stockholders    $           --    $         0.02    $           --    $           --
                                                               --------------    --------------    --------------    --------------

   Non-GAAP Pro forma net income per share attributable to common stockholders:

     Basic                                                     $         0.14    $         0.08    $         0.34    $         0.38
     Diluted                                                   $         0.13    $         0.08    $         0.32    $         0.38

   Weighted-average number of shares used in per share amounts:

     Basic                                                         18,093,867         4,663,440        16,890,651         4,580,572
     Diluted                                                       19,756,635        11,603,003        18,398,107         4,580,572